EXHIBIT 99(b)


                              ACCESSOR FUNDS, INC.

                                     BY-LAWS


                                   ARTICLE I.

                                  Stockholders

         Section 1. Place of Meeting. All meetings of the stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

         Section 2. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on a date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, within the month ending four months after the end of the Corporation's fiscal year, for the transaction of such business as may properly be brought before the meeting; provided, however, that an annual meeting shall not be required to be held in any year in which the election of directors is not required to be acted on by stockholders under the Investment Company Act of 1940.

         Section 3. Meetings. Meetings of the stockholders of any Series or Class for any purpose or purposes may be called by the Chairman of the Board, the President or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by stockholders holding not less than ten percent (10%) of the common stock issued and outstanding of the Corporation (or any Series or Class thereof) and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such stockholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice


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stating the purpose or purposes of the meeting as required in this Article and by-law to all stockholders entitled to notice of such meeting. No meeting need be called upon the request of the holders of shares of the Corporation (or any Series or Class thereof) entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any meeting of stockholders held during the preceding twelve months.

         Section 4. Notice of Meetings of Stockholders. Not less than ten days' and not more than ninety days' written or printed notice of every meeting of stockholders, stating the time and place thereof and the general nature of the business proposed to be transacted thereat, shall be given to each stockholder entitled to vote thereat by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at such stockholder's address as it appears upon the books of the Corporation or by facsimile or other form of electronic transmission, to the telephone or facsimile number or e-mail or other electronic address most recently furnished to the Corporation (or its agent) by the stockholder. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid.

         No notice of the time, place or purpose of any meeting of stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder or his attorney, who, in writing, executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

         Section 5. Record Dates. The Board of Directors may fix, in advance, a date not exceeding ninety days preceding the date of any meeting of stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the stockholders of any Series or Class who are entitled to notice of and to vote at such meeting or entitled to receive such dividends or rights, as the case may be; and in such case only stockholders of record on such date shall be entitled to notice of and to vote at such meeting or


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entitled to receive such dividends or rights, as the case may be. In the case of a meeting of stockholders of any Series or Class, such date shall not be less than ten days prior to the date fixed for such meeting. Nothing in this section shall be construed as precluding the Board of Directors from setting different record dates for different Series or Classes.

         Section 6. Quorum, Required Vote, Adjournment of Meetings. The presence in person or by proxy of the holders of record of one-third of the shares of the common stock of the Corporation (or any Series or Class thereof) issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the stockholders except as otherwise provided in the Articles of Incorporation or required by law. When any one or more Series or Classes is to vote as a single Series or Class separate from any other shares which are to vote on the same matters as a separate Series, Class or Classes, one-third of the Shares of each such Series or Class entitled to vote shall constitute a quorum at a stockholders meeting of that Series or Class. Shares owned directly or indirectly by the Corporation, if any, shall not be deemed outstanding for this purpose. If, however, such quorum shall not be present or represented at any meeting of the stockholders (or any Series or Class thereof), a majority of the votes properly cast upon the question shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until stockholders owning the requisite amount of stock entitled to vote at such meeting shall be present. At such adjourned meeting at which stockholders owning the requisite amount of stock entitled to vote thereat shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified. When a quorum is present any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Director, except when a larger vote is required by any provision of the


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Articles of Incorporation of the Corporation or as required by law. If any question on which the Stockholders are entitled to vote would adversely affect the rights of any Series or Class of Shares, the vote of a majority (or such larger vote as is required as aforesaid) of the Shares of such Series or Class that are entitled to vote, voting separately, shall also be required to decide such question.

         Section 7. Voting and Inspectors. At all meetings, stockholders of record for each Series or Class entitled to vote thereat shall have one vote for each share of common stock standing in his or her name on the books of the Corporation (and such stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of stockholders entitled to vote at such meeting, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his or her duly authorized attorney.

         A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At any time when no Shares of a Series or Class are outstanding the Directors may exercise all rights of stockholders of that Series or Class with respect to matters affecting that Series or Class and may with respect to that Series or Class take any action required by law, the Articles of Incorporation or these By-Laws to be taken by the Shareholders thereof.

         All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these By-laws.


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         At any election of directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the stock entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of director shall be appointed such inspector.

         Section 8. Written Consent. Any action taken by stockholders may be taken without a meeting if stockholders holding a majority of the shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of the Articles of Incorporation or these by-laws) and holding a majority (or such larger proportion as aforesaid) of the shares of any Series or Class entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of stockholders. Such consent may be executed in one or more counterparts and shall be treated for all purposes as a vote taken at a meeting of stockholders.

         Section 9. Conduct of Stockholders' Meetings. The meetings of the stockholders (or any Series or Class thereof, shall be presided over by the Chairman of the Board, or if he or she is not present, by the President, or if he or she is not present, by a Vice-President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he or she is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the meeting shall elect its Secretary.

         Section 10. Concerning Validity of Proxies, Ballots, etc. At every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions concerning the


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qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

                                   ARTICLE II.

                               Board of Directors

         Section 1. Number and Tenure of Office. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors of not less than three nor more than twelve directors, as may be determined from time to time by vote of a majority of the directors then in office, provided that if there is no stock outstanding the number of directors may be less than three but not less than one. Directors need not be stockholders.

         Section 2. Vacancies. In case of any vacancy in the Board of Directors through death, resignation or other cause, other than an increase in the number of directors, a majority of the remaining directors, although a majority is less than a quorum, by an affirmative vote, may elect a successor to hold office until the next meeting of stockholders or until his successor is chosen and qualifies.

         Section 3. Increase or Decrease in Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, may increase the number of directors and may elect directors to fill the vacancies created by any such increase in the number of directors until the next meeting of stockholders or until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, may likewise decrease the number of directors to a number not less than three.

         Section 4. Place of Meeting. The directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, at any office


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or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

         Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice as the directors may from time to time determine.

         Section 6. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, the President, the Secretary or two or more of the directors, by oral, telegraphic, facsimile, e-mail or other electronic mechanical means or in writing duly served on or sent or mailed to each director at his or her usual or last known business or residence address (or fax number or e-mail address as the case may be) not less than 48 hours before such meeting. No notice need be given to any director who attends in person or to any director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

         Section 7. Quorum. One-third of the directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the directors present at any meeting at which there is a quorum shall be the act of the directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

         Section 8. Executive Committee. The Board of Directors may appoint from the directors an Executive Committee to consist of such number of directors (not less than two) as the Board may from time to time determine. The Chairman of the Committee shall be elected by


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the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election form the directors. When the Board of Directors is not in session, to the extent permitted by law, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the present of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a member of the Board of Directors to act in his place.

         Section 9. Audit Committee. The Board of Directors may appoint from the directors who are not "interested persons" of the Corporation, as defined in the Investment Company Act of 1940, an Audit Committee to consist of such number of directors (not less than two) as the Board may from time to time determine. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the directors, provided that at all times the members of the Audit Committee shall not be "interested persons" of the Corporation. The Audit Committee shall have the power to recommend the appointment of auditors, meet with the auditors from time to time as necessary, receive the report of auditors, report to the Board of Directors and make recommendations to the Board of Directors for improved internal auditing procedures. The Audit Committee may fix its own rules of procedures, and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. The chief financial officer of the Corporation shall be an ex officio member of the Audit Committee.


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         Section 10. Other Committees. The Board of Directors may appoint form the directors other committees which shall in each case consist of such number of directors (not less than two) and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have the power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

         Section 11. Action by Vote. When a quorum is present at any meeting, a majority of directors present may take any action, except when a larger vote is expressly required by law, by the Articles of Incorporation or by these By-Laws. Subject to applicable law, the directors by majority vote may delegate to any one of their number their authority to approve particular matters or take particular actions on behalf of the Corporation.

         Section 12. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting unless otherwise provided by the Investment Company Act of 1940.

         Section 13. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee, unless otherwise provided by the Investment


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Company Act of 1940. Such consent may be executed in one or more counterparts and shall be treated for all purposes as a vote taken at a meeting of the Directors.

         Section 14. Compensation of Directors. No director shall receive any stated salary or fees from the Corporation for his service as such if such director is, other than by reason of being such director, an interested person (as such term is defined by the Investment Company Act of 1940) of the Corporation or of its investment adviser, any subadviser or its principal underwriter. Except as provided in the preceding sentence, directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

         Section 15. Removal of Directors. No director shall continue to hold office after the holders of record of not less than two-thirds of the Corporation's outstanding common stock of all Series have declared that that director be removed from office either by declaration in writing filed with the Corporation's secretary or by votes cast in person or by proxy at a meeting called for the purpose. The directors shall promptly call a meeting of stockholders for the purpose of voting upon the question of removal of any director or directors when requested in writing to do so by the record holders of not less than 10 percent of the Corporation's outstanding common stock of all Series.

                                  ARTICLE III.

                                    Officers

         Section 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors. These may include a Chairman of the Board of Directors (who shall be a director) and shall include a President (who shall be a director), one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a


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Treasurer. The Board of Directors or the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice President, may be held by the same person, but not officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law to be executed, acknowledged or verified by two or more officers.

         Section 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified or until he or she sooner dies, resigns, is removed or becomes disqualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors.

         Section 3. Power and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.

                                   ARTICLE IV.

                                  Capital Stock

         Section 1. Certificates for Shares. Each stockholder of the Corporation shall be entitled to a certificate or certificates for the full shares of stock of the Corporation (including any Series or Class thereof) owned by him in such form as the Board from time to time prescribe.

         Section 2. Transfer of Shares. Shares of the Corporation (including any Series or Class thereof) shall be transferable on the books of the Corporation by the holder thereof in


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person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

         Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders, the Series or Classes in which they hold Shares, and the number of shares held by them respectively, shall be kept at the principal office of the Corporation or, if the Corporation employs a Transfer Agent, at the office of the Transfer Agent of the Corporation.

         Section 4. Lost, Stolen or Destroyed Certificates. The Board of Directors or the Executive Committee may determine the conditions upon which a new certificate of stock of the Corporation or of any Series or Class may be issued in place of a certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or such owner's legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each such Transfer Agent against any and all loss or claims which may arise by reason of the issue of a new certificate in the place of the one so lost, stolen or destroyed.

                                   ARTICLE V.

                                 Corporate Seal

         The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine.


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                                   ARTICLE VI.

                                   Fiscal Year

        The fiscal year of the Corporation shall be fixed by the Board of Directors.

                                  ARTICLE VII.

                                 Indemnification

         Directors, officers, employees and agents of the Corporation shall not be liable to the Corporation, any stockholder, officer, director, employee or other person for any action or failure to act except for willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office. The Corporation shall indemnify directors, officers, employees and agents of the Corporation against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted by applicable federal and state law. The Corporation may purchase insurance to protect itself and its directors, officers, employees and agents against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted by applicable federal and state law. Nothing contained in this Article VII shall be construed to indemnify directors, officers, employees and agents of the Corporation against, nor to permit the Corporation to purchase insurance that purports to protect against, any liability to the Corporation or any stockholder, officer, director, employee, agent or other person to whom he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                  ARTICLE VIII.

                                    Custodian

         Section 1. The Corporation shall have a custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits


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aggregating not less than fifty million dollars ($50,000,000), and, to the extent required by the Investment Company Act of 1940, the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation may use as subcustodians, for the purpose of holding any foreign securities and related funds of the Corporation, such foreign banks as the Board of Directors may approve and as shall be permitted by law.

         Section 2. The Corporation shall upon the resignation or inability to serve of its custodian or upon change of the custodian:

             (a) In case of such resignation or inability to serve, use its best efforts to obtain a successor custodian;

             (b) Require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and

             (c) In the event that no successor custodian can be found, submit to the stockholders before permitting delivery of the cash and securities owned by the Corporation otherwise than to a successor custodian, the question whether or not this Corporation shall be liquidated or shall function without a custodian.

                                   ARTICLE IX.

                              Amendment of By-Laws

         The By-Laws of the Corporation may be altered, amended, added to or repealed by a vote of the stockholders or by vote of the Board of Directors; but any such alteration, amendment, addition or repeal of the By-Laws by action of the Board of Directors may be altered or repealed by a vote of the stockholders.


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Adopted: June 17, 1991
Revised: August 12, 1991
Revised: February 27, 1992
Revised: February 21, 2002





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